Exhibit 34
DATED 21 FEBRUARY, 2007
(1)	MOSCOW CABLECOM CORP. (as “Company”)

(2)	ZAO COMCOR-TV (as “Borrower”)

(3)	OTHERS (as referred to herein)

(4)	RME FINANCE LTD (formerly known as COLUMBUS NOVA DF LIMITED) (as “Original Lender”)

(5)	RME FINANCE LTD (formerly known as COLUMBUS NOVA DF LIMITED) (as “Agent” and “Security Agent”)

AMENDMENT AGREEMENT No. 5
TO $28,500,000 FACILITY AGREEMENT
DATED 26 AUGUST 2004

This Amendment Agreement is made and entered into as of February 21, 2007 (this “Agreement”), by and among:
(1)	MOSCOW CABLECOM CORP., a Delaware corporation (the “Company”),
(2)	ZAO COMCOR-TV, a closed joint stock company organized under the laws of the Russian Federation and a wholly-owned subsidiary of the Company (the “Borrower”),
(3)	THE SUBSIDIARIES of the Company identified on the signature pages hereto (collectively, the “Subsidiary Guarantors”),
(4)	RME FINANCE LTD, formerly known as Columbus Nova DF Limited, a company incorporated under the laws of Cyprus (the “Original Lender”),
(5)	RME FINANCE LTD, formerly known as Columbus Nova DF Limited, as Agent and Security Agent of the Finance Parties (in such capacity the “Agent”),
(collectively, the “Parties”).
WHEREAS:
          (A) The Company, the Borrower, the Obligors, the Original Lender, the Agent and the Security Agent entered into a $28,500,000 Facility Agreement on the 26th day of August 2004 (as amended and supplemented from time to time, the “Loan Agreement”).
          (B) The Original Lender, Agent and Security Agent, changed its legal name from “COLUMBUS NOVA DF LIMITED” to “RME FINANCE LTD” such change of name having been certified by the certificate of change of name No. HE149098/HE46, dated February 1, 2006, by the Registrar of Companies, Republic of Cyprus.
          (C) The Company, the Borrower and RME FINANCE LTD have proposed to enter into a Bridge Facility Agreement, of even date herewith (as amended, modified or supplemented from time to time in accordance with the terms thereof the “Bridge Loan Agreement”), providing for, among other things the incurrence of indebtedness by the Borrower and the guaranty of such indebtedness by the Company pursuant to the terms thereof and the other Transaction Documents, as that term is defined therein (collectively, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with the Bridge Loan Agreement, the “Bridge Loan Documents”).
          (D) The Company, Renova Media Enterprises Ltd., a Bahamian corporation, and Galaxy Merger Sub Corporation, a Delaware corporation (“Sub”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”), providing for the merger of Sub, in accordance with and subject to the terms thereof, with and into the Company, with the Company being the surviving corporation (the “Merger”).
          (E) The Company has advised the Agent that certain Events of Default have occurred and exist under the Loan Agreement resulting from (collectively, the “Existing Defaults”) the matters identified on Schedule 1 attached hereto.
          (F) Pursuant to the Loan Agreement, the Borrower and the Company are prohibited from incurring indebtedness under the Bridge Loan Agreement and the Company is prohibited from entering into the Merger Agreement and from consummating the Merger (the “Proposed Transactions”). The Obligors have requested that the Original Lender and Agent consent to the Pending Transactions and waive the Existing Defaults. Subject to and on the terms set forth herein, the Original Lender and Agent have agreed to provide such consents and waivers.
          (G) The Parties have further agreed to amend the Loan Agreement on the terms set out below.

NOW IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION.
1.1.	Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.
1.2.	“Effective Date”. This Agreement shall become effective on the date on which the Agent has notified the Company that it has received in form and substance satisfactory to the Agent appropriate corporate authorizations of the Obligors party hereto authorizing the entry into and the performance of this Agreement.
1.3.	References to Clauses and Schedules herein are to Clauses and Schedules in the Loan Agreement. References to Sections herein are to sections in this Agreement.
1.4.	The Original Lender’s, the Agent’s and the Security Agent’s previous legal name “COLUMBUS NOVA DF LIMITED” shall be deleted in all instances it appears in the Loan Agreement, and the Original Lender’s, the Agent’s and the Security Agent’s new legal name “RME FINANCE LTD” shall be inserted in place thereof. The Parties acknowledge and agree that the references to “RME MANAGEMENT LTD.” and “RME MNAGEMENT LTD.” in Amendment No. 3 to the Loan Agreement dated as of May 5, 2006 and in Amendment No. 4 to the Loan Agreement dated as of September 21, 2006 were in error, and all such references are, and shall be deemed to be, to “RME FINANCE LTD, formerly known as COLUMBUS NOVA DF LIMITED”.
2.	LIMITED CONSENT AND WAIVER
2.1.	The Original Lender and the Agent hereby consent to the Proposed Transactions. The Agent and the Original Lender further agree that a cancellation or suspension of the obligation of RME FINANCE LTD, as lender under the Bridge Loan Agreement, to provide a Loan on a Funding Date, as that term is defined in the Bridge Loan Agreement, in accordance with its terms (other than as a result of an Event of Default under the Bridge Loan Agreement) shall not, by itself, give rise to an Event of Default under the Loan Agreement.
2.2.	The Original Lender and the Agent hereby waive the Existing Defaults.
2.3.	The Obligors party hereto consent to the dissolution of Ney Technology, Inc. and New Jersey Precious Metals, Inc., and waive any rights to notice of, or rights to consent to, such entities’ dissolution or retirement from the Loan Agreement.
3.	AMENDMENTS TO THE LOAN AGREEMENT.
3.1.	The Parties hereby agree that the provisions of the Loan Agreement are hereby amended or supplanted, as applicable, with effect on and from the Effective Date in the following manner:
3.1.1.	The following new defined terms are inserted into Section 1.1 of the Loan Agreement in alphabetical order:

“2007 Bridge Debt” means any and all loans, advances, obligations and liabilities of the Company and the Borrower now existing or hereafter arising, primary or secondary, arising under or relating to the 2007 Bridge Loan Agreement, the Notes (as that term is defined therein), the Guaranty (as that term is defined therein), and any other Transaction Document (as that term is defined therein), in each case as amended from time to time including (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Borrower or the Company) on any loans or other extensions of credit under the 2007 Bridge Loan Agreement, or any Notes issued thereunder and all costs of collection, fees and expenses associated therewith, (ii)

all other amounts payable by the Borrower or the Company under any such Transaction Document.
“2007 Bridge Loan Agreement” means the Bridge Facility Agreement dated as of February 21, 2007, by and among the Borrower, the Company and RME FINANCE LTD, a corporation formed under the laws of Cyprus, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Amendment No. 5” means the Amendment Agreement No. 5 to $28,500,000 Facility Agreement, dated as of February 21, 2007, by and among the Company, the Borrower, the other Obligors, the Original Lender, the Agent and the Security Agent.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 21, 2007, by and among RENOVA MEDIA ENTERPRISES LTD., the Company and GALAXY MERGER SUB CORPORATION, a Delaware corporation, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Qualified Take-Out Lender” means the Person making a “Superior Proposal” (as that term is defined in the Merger Agreement), an Affiliate of such Person or an investment bank or commercial or finance lender (regularly engaged in the business of lending money, and is not a direct competitor of the Original Lender or its Affiliates), who extends a loan to the Borrower to prepay the 2007 Bridge Debt in connection with such Superior Proposal (“Third Party Lender”), which Superior Proposal has been memorialized in a definitive written agreement to consummate the transactions contemplated thereby, duly executed and delivered by the Company and such Person, and on the basis of which the Company has caused the Merger Agreement to be terminated pursuant to Section 9.3(e) thereof.
3.1.2.	The word “and” is deleted from the end of Clause 17.7(d), and the period at the end of Clause 17.7(e) is replaced with “; and”.

3.1.3.	New Clauses 17.7(f) and 17.7(g) are inserted into the Loan Agreement immediately following Clause 17.7(e), that read as follows:

“(f) indebtedness of the Borrower owing to RME FINANCE LTD or its permitted successors and assigns that, at all times, satisfies each and all of the following requirements:
     (i) the aggregate original principal amount of such indebtedness does not exceed $45,000,000;
     (ii) such indebtedness is not secured by any form of Security over any assets of the Borrower, any Guarantor, or any other member of the Group;
     (iii) such indebtedness is not guarantied by, and no credit support is provided by, any Person other than the Company;
     (iv) all of such indebtedness is incurred pursuant to, and is on substantially the terms and conditions set forth in, the 2007 Bridge Loan Agreement and evidenced by one or more unsecured subordinated promissory notes in the form attached to the 2007 Bridge Loan Agreement as Exhibit A thereto (collectively the “2007 Bridge Notes”); and
     (v) such indebtedness, and any rights and powers of the holder with respect thereto, are, at all times, subject to a valid and binding subordination agreement in substantially the form attached as Exhibit A to the Amendment No. 5.
(g) indebtedness of the Borrower owing to the Qualified Take-Out Lender that satisfies each and all of the following requirements:

     (i) prior to or simultaneously with the incurrence of such indebtedness, the 2007 Bridge Debt is indefeasibly repaid in full, in cash;
     (ii) all of the proceeds of such indebtedness are first used exclusively to repay the 2007 Bridge Debt;
     (iii) the aggregate principal amount of such indebtedness does not exceed the outstanding amount of the 2007 Bridge Debt plus an amount equal to any remaining unfunded principal under the 2007 Bridge Loan Agreement (which sum, in any event, shall not exceed $45,000,000 in the aggregate);
     (iv) such indebtedness is not secured by any form of Security over any assets of the Borrower, any Guarantor, or any other member of the Group;
     (v) such indebtedness is not guarantied by, and no credit support is provided by, any Person other than the Company or the Person or an Affiliate of such Person making a Superior Proposal, if applicable;
     (vi) all of such indebtedness is incurred pursuant to, and is on terms and conditions that, both individually and in the aggregate, are the same or better (from the prospective of the Borrower and the Company) than those set forth in the 2007 Bridge Loan Agreement and the 2007 Bridge Notes; and
     (vii) such indebtedness, and any rights and powers of the holder with respect thereto, are at all times subject to a valid and binding subordination agreement in substantially the form attached as Exhibit A to Amendment No. 5.”
4.	CONTINUING OBLIGATIONS.
          The Obligors acknowledge and agree that the Loan Agreement and the guaranties, security agreements, pledge agreements, documents, instruments and other agreements entered into in connection therewith, each as amended from time to time, shall be and continue in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Neither the execution, delivery, and performance of this Agreement and nor any Bridge Loan Document shall operate, or be construed to operate, as a waiver of, or, other than as expressly set forth herein, as an amendment of, any right, power, or remedy of the Original Lender or Agent under the Loan Agreement or any of the documents, deeds, instruments or agreements entered into in connection therewith. The consents and waivers provided herein: (a) in no way shall be deemed an agreement by the Agent or the Original Lender to waive any covenant, liability or obligation of any Obligor or any third party or to waive any right, power, or remedy of the Agent or the Original Lender; (b) shall not limit or impair the Agent or the Original Lender’s right to demand strict performance of each Obligor’s liabilities and obligations to the Agent and the Original Lender under the Loan Agreement at all times following consummation of the Proposed Transactions; (c) in no way shall obligate the Agent or the Original Lender to make any future waivers, consents or modifications to the Loan Agreement, and (d) is not a continuing waiver with respect to any failure to perform any obligation. Nothing in this Agreement shall constitute a satisfaction of any Obligor’s obligations under the Loan Agreement.
5.	REPRESENTATIONS AND WARRANTIES.
          Each Obligor hereby represents and warrants to the Original Lender and the Agent that: (a) each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date hereof, (b) that, other than the Existing Defaults, no default or Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Loan Agreement.
6.	COSTS.
          The Company shall, within three Business Days of demand, reimburse the Original Lender for the amount of all costs and expenses (including reasonable legal fees) incurred by the Original Lender, the Agent and the Security Agent in connection herewith.

7.	NO THIRD PARTY RIGHTS.
          A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act of 1999, or under any other applicable law, to enforce any term of or enjoy any right under, any term of this Agreement.
8.	COUNTERPARTS.
          This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
9.	GOVERNING LAW.
          This Agreement shall be governed by English law. The provisions of Clause 34 of the Loan Agreement shall be incorporated herein, mutatis mutandis. Each of the Parties shall do all such things as may reasonably be with in its power and execute and deliver all such deeds and documents as may be necessary to give effect to this Agreement.
[The Remainder of Page Left Blank]

IN WITNESS whereof the parties have executed and delivered this Agreement as a deed the day and year first written above.

MOSCOW CABLECOM CORP., as Company and Original Guarantor

By:	/s/ Andrew Intrater

Name:	Andrew Intrater
Title:	Chairman

ZAO COMCOR-TV, as Borrower

By:	/s/ Mikhail Silin

Name:	Mikhail Silin
Title:	General Director

AGI TECHNOLOGY, INC., as Original Guarantor

By:	/s/ Andrew M. O’Shea

Name:	Andrew M. O’Shea
Title:	President

ANDERSEN LAND CORP., as Original Guarantor

By:	/s/ Andrew M. O’Shea

Name:	Andrew M. O’Shea
Title:	President

ABC MOSCOW BROADBAND COMMUNICATION LIMITED, as Original Guarantor

By:	/s/ Andrew M. O’Shea

Name:	Andrew M. O’Shea
Title:	Treasurer
Signature Page to Amendment Agreement No. 5

RME FINANCE LTD, as Original Lender

By:	/s/ Vladimir Kuznetsov

Name:	Vladimir Kuznetsov
Title:	Attorney in Fact

RME FINANCE LTD, as Agent and Security Agent

By:	/s/ Vladimir Kuznetsov

Name:	Vladimir Kuznetsov
Title:	Attorney in Fact
Signature Page to Amendment Agreement No. 5

EXHIBIT A
TO AMENDMENT NO. 5
FORM OF SUBORDINATION AGREEMENT
[TEXT OMITTED: SEE EXHIBIT 35 OF SCHEDULE 13D]
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